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                                   AMENDMENT NO. 1
                                          TO
                       RESTATED DEFERRED COMPENSATION AGREEMENT


         This AMENDMENT NO. 1 TO THE RESTATED DEFERRED COMPENSATION AGREEMENT is entered into this 3rd day of November 1995 between NORD RESOURCES CORPORATION, a Delaware corporation ("Nord"), and TERENCE H. LANG ("Executive") under the following circumstances:

         A. Nord and Executive entered into a Restated Deferred Compensation Agreement dated May 10, 1989 (the"Retirement Agreement"); and

         B. To induce Executive to remain in the employment of Nord, the Board of Directors of Nord adopted a resolution providing for the amendment of the Retirement Agreement as set forth hereinafter;

NOW, THEREFORE, TO INDUCE EXECUTIVE TO CONTINUE IN THE EMPLOYMENT OF NORD AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

         SECTION 1. The Retirement Agreement is hereby amended to include a new "Section 20." Such Section 20 shall read in its entirety as follows:

         20.   ALTERNATIVE LUMP SUM PAYMENT PROVISION.

               (a) Subject to the limitations at Section 20(c), Executive or Executive's Present Spouse, if Executive is deceased, may at anytime give written notice to Nord stating that the notifying party desires that payment of all or a portion of the amounts that Nord is required to pay under this Agreement be paid in a lump sum to the party giving such notice (the "Notifying Party") in accordance with this Section 20. If Nord receives such notice, then Nord shall pay to the Notifying Party in a lump sum, within 30 days after receiving such written notice from the Notifying Party, an amount equal to the Portion of the Net Present Value Amount (as defined at Section 20(b)) less 12% of such amount (the "Lump Sum Payment"). After payment of the Lump Sum Payment to the Notifying Party, each remaining payment Nord is required to make under this Agreement to Executive, Executive's Present Spouse, or to any person designated as a beneficiary of either of them under this Agreement shall be adjusted to reflect payment of a Lump Sum Payment as follows:

              (i) the payments that Nord would be required to make under this Agreement if no Lump Sum Payment was

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         paid shall be multiplied by a fraction, the numerator of which is the
         Portion of the Net Present Value Amount that has not been paid out as a Lump Sum Payment and the denominator of which is the Net Present Value Amount;

              (ii) the product obtained in subparagraph (i) of this Section 20(a) shall be Nord's remaining payment obligation under this Agreement after giving effect to any Lump Sum Payment; and

              (iii) if more than one Lump Sum Payment calculation and payment is made under this Agreement, then in making the adjustment to reflect an additional Lump Sum Payment, the adjustment formula shall be applied to Nord's payment obligation under this Agreement as last adjusted.

              (b) For purposes of this Section 20, Net Present Value Amount means the present value of all remaining payments that Nord is required to make to Executive or Executive's Present Spouse under this Agreement, calculated in accordance with the following assumptions and provisions:

              (i) the date as of which such Net Present Value Amount shall be determined shall be the date that Nord receives the written notice from the Notifying Party that the Notifying Party is electing Lump Sum Payment (the "Determination Date");

              (ii) if on the Determination Date neither Executive nor Executive's Present Spouse has commenced receiving payment of the Normal Retirement Benefit or the early retirement benefit described at
         Section 3, then the Lump Sum Amount shall be determined on the assumption that payments under this Agreement would commence on the Determination Date based on the benefit that could be payable if Executive terminates employment on such date;

              (iii)  Table V or VI, as appropriate, at Treasury Regulation
         Section 1.72-9 shall be the actuarial table used to establish the life expectancy of Executive, Executive's Present Spouse, or their combined life expectancy, as the case may be, as of the Determination Date for purposes of establishing the period over which the payments under this Agreement shall assumed to be made;

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              (iv)   an annual discount rate equal to the Pension Benefit
         Guaranty Corporation ("PBGC") Discount Rate shall be used to discount future payments to the Determination Date; "PBGC Discount Rate" shall mean (1) for a Determination Date occurring prior to the year 2000, the discount rate that can be used pursuant to Section 417(e)(3)(B) of the Internal Revenue Code of 1986 ("Code"), as amended, on the Determination Date based on the assumption that benefits are in pay status and (II) for a Determination Date occurring in the year 2000 and thereafter, the applicable interest rate, as defined in Section 417(e)(3)(A)(ii)(II) of the Code; and

              (v) the Net Present Value Amount and the Lump Sum Payment amount shall be calculated by the firm of Deloitte & Touche, and Nord shall deliver to the Notifying Party at the time the Lump Sum Payment is a made a letter from such firm showing in reasonable detail the calculation of the Net Present Value Amount and the Lump Sum Payment.

    In addition, "Portion of Net Present Value Amount" shall be the amount of the Net Present Value Amount which is used to calculate a Lump Sum Payment.

         (c) Notwithstanding anything contained in this Section 20, a Lump Sum Payment elected under this Section 20 shall be paid only to the extent that funds are credited to Executive's separate account under the Trust Agreement at the time the Lump Sum Payment is required to be paid. "Trust Agreement" means the Nord Resources Trust Agreement for Key Executives, dated May 10, 1989 and as the same may be amended from time to time.

         SECTION 2. The Retirement Agreement,  as  amended  by
Section 1 hereof, shall continue in  full  force  and  effect.

         IN WITNESS WHEREOF, Nord and Executive have executed this Amendment No. 1 as of the day and year first above written.

/s/  Terence H. Lang                   NORD  RESOURCES  CORPORATION
   --------------------
     Terence H. Lang

                                       By /s/  Edgar F. Cruft
                                             -----------------
    Attest: /s/  Karl Frydryk                  Edgar F. Cruft
               --------------------            Chairman and President
                 Karl A. Frydryk
                 Secretary

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